                              EXHIBIT 23(D)(2)(MMM)
                       AMENDMENT TO SUB-ADVISORY AGREEMENT

                              EXHIBIT 23(D)(2)(MMM)
     AMENDMENT TO SUB-ADVISORY AGREEMENT - TA IDEX VAN KAMPEN MIC-CAP GROWTH

                   AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
                      TRANSAMERICA FUND ADVISORS, INC. AND
                   MORGAN STANLEY INVESTMENT MANAGEMENT, INC.

THIS AMENDMENT is made as of January 3, 2006 to the Sub-Advisory Agreement dated June 23, 2004, as amended, between Transamerica Fund Advisors, Inc. and Morgan Stanley Investment Management, Inc.

In consideration of the mutual covenants contained herein, the parties agree as follows:

     SCHEDULE A. Effective January 3, 2006, Schedule A to the Sub-Advisory Agreement dated June 23, 2004, as amended, is replaced as follows:

           FUNDS                          SUB-ADVISER COMPENSATION
           -----                          ------------------------
TA IDEX Van Kampen Emerging   0.45% of the first $250 million of the Fund's
Markets Debt                  average daily net assets; 0.40% of the Fund's
                              average daily net assets over $250 million up to
                              $500 million; 0.35% of the Fund's average daily
                              net assets over $500 million.

TA IDEX Van Kampen Small      0.45% of the first $500 million of the Fund's
Company Growth                average daily net assets and 0.40% of the Fund's
                              average daily net assets over $500 million.

TA IDEX Van Kampen Mid-Cap    0.40% of the Fund's average daily net assets
Growth

In all other respects, the Sub-Advisory Agreement dated June 23, 2004, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of December 30, 2005.

                                        TRANSAMERICA FUND ADVISORS, INC.


                                        By: /s/ T. Gregory Reymann, II
                                            ------------------------------------
                                        Name: T. Gregory Reymann, II
                                        Title: Vice President


                                        MORGAN STANLEY INVESTMENT MANAGEMENT,
                                        INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


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